
<ARTICLE>    5
<LEGEND>
This schedule contains summary financial information extracted from the Form 10-Q and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                                      0000098559
<NAME>                            Tokheim Corporation
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                         NOV-30-2000
<PERIOD-END>                              MAY-31-2000
<CASH>                                         20,719
<SECURITIES>                                        0
<RECEIVABLES>                                 122,633
<ALLOWANCES>                                    5,777
<INVENTORY>                                    84,937<F1>
<CURRENT-ASSETS>                              237,830
<PP&E>                                        156,175<F2>
<DEPRECIATION>                                 88,266
<TOTAL-ASSETS>                                614,989
<CURRENT-LIABILITIES>                         642,040
<BONDS>                                             0
<PREFERRED-MANDATORY>                          16,678<F3>
<PREFERRED>                                         0
<COMMON>                                      116,031<F4>
<OTHER-SE>                                  (182,230)<F5>
<TOTAL-LIABILITY-AND-EQUITY>                  614,989
<SALES>                                       267,249
<TOTAL-REVENUES>                              267,249
<CGS>                                         210,214<F6>
<TOTAL-COSTS>                                 210,214<F6>
<OTHER-EXPENSES>                               68,208
<LOSS-PROVISION>                                    0
<INTEREST-EXPENSE>                             29,522
<INCOME-PRETAX>                              (39,539)
<INCOME-TAX>                                  (1,683)
<INCOME-CONTINUING>                          (37,856)
<DISCONTINUED>                                      0
<EXTRAORDINARY>                                     0
<CHANGES>                                           0
<NET-INCOME>                                 (37,856)
<EPS-BASIC>                                    (3.05)
<EPS-DILUTED>                                  (3.05)

     Represents gross inventory net of loss reserves. Represents gross
     PP&E.
     Represents redeemable preferred stock of $24,000 less Guaranteed ESOP of $2,956 and treasury stock of $4,366. Represents common stock of $90,375, common stock warrants of $26,187 less treasury stock of $531. Represents accumulated deficit of $(102,221) and foreign currency translation adjustments of $(80,009). Includes product development expenses and excludes depreciation and amortization.



